Exhibit 99.1

Ault Global Holdings Reports Strongest Balance Sheet in Company History With $45 Million in Cash and Securities

Company Positioned to Fund Growth Initiatives Including Its Cloud and Enterprise Data Center Facility, Electric Vehicle Charger System Product Line and Bitcoin Mining

Las Vegas, Nevada, February 9, 2021 - Ault Global Holdings, Inc. (NYSE American: DPW) (the “Company”) announced that it has achieved its strongest balance sheet in the Company’s history with $45 million in cash and securities. Further, since September 30, 2020, the Company has eliminated $12 million of debt and deployed an additional $8 million of cash for its acquisition of Relec Electronics and the purchase of its cloud and enterprise data center in Michigan. During 2020, the Company also strategically invested in its operating subsidiaries resulting in improved operating performance and growth in its defense business. The Company believes it is well-positioned to capitalize on its primary growth initiatives for 2021 including the rollout of Coolisys Technologies’ electric vehicle charger and energy storage systems, the buildout of its cloud and enterprise data center, and the resumption of bitcoin mining leveraging the sustained rise in bitcoin and the low-cost of energy at the Michigan facility.

Milton “Todd” Ault, III, Executive Chairman of Ault Global HoldingsF, said, “The past year has been extremely rewarding and is the result of years of strategic planning. During this time, we have strengthened our operating businesses, improved our balance sheet tremendously and positioned the Company to capitalize on the amazing technologies at our various subsidiaries.”

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235